As filed with the Securities and Exchange Commission on January 21, 2020

Registration No. 333-169965

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 333-169965

UNDER THE SECURITIES ACT OF 1933

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of Incorporation or organization)	39-0667110 (I.R.S. Employer Identification No.)

1328 Racine Street

Racine, Wisconsin 53403

(262) 638-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________________

Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan

____________________________________

Jeffrey S. Knutson

Chief Financial Officer

1328 Racine Street

Racine, Wisconsin 53403

(262) 638-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth A. Hoogstra, Esq.

von Briesen & Roper, s.c.

411 East Wisconsin Avenue, Suite 1000

Milwaukee, Wisconsin 53202

(414) 287-1376

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒

Non-accelerated filer ☐	Smaller reporting company	☒

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-169965 (this “Post-Effective Amendment”), shall become effective automatically upon the date of filing in accordance with Rule 464 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Twin Disc, Incorporated, a Wisconsin corporation (the “Company”), is filing this Post-Effective Amendment to the registration statement described below (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) to deregister all shares of common stock, no par value (the “Common Stock”) that had been registered for issuance under the Registration Statement and that remain unsold thereunder:

●

Registration Statement on Form S-8 (No. 333-169965), which was filed with the SEC on October 15, 2010 to register for offer or sale 500,000 shares of Common Stock and an indeterminate amount of interests pursuant to the Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (the “Plan”).

Pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offerings, the Company is filing this Post-Effective Amendment to the Registration Statement to deregister, and does hereby remove from registration, all remaining shares of Common Stock and all participation interests that had been registered under the Registration Statement that remain unissued as of the date hereof. Effective December 31, 2019, participants in the Plan to which the Registration Statement relates are no longer able to make new investments in Common Stock through the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on January 21, 2020.

TWIN DISC, INCORPORATED

(Registrant)

/s/ John H. Batten

John H. Batten

Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.